 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 18, 2015

EVENT CARDIO GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	0-52518	20-8051714
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2798 Thamesgate Dr. Mississauga, Ontario, Canada	L4T 4E8

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

• Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

• Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

• Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

• Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 18, 2015, we issued a press release announcing that we had entered into an Investment Agreement with R. J. Capital Management, Ltd., a Hong Kong corporation. The Agreement, which is non-binding, provides for an investment into Event Cardio by R. J. Capital of $4 million for which it is to receive 20% of the outstanding shares of Event Cardio on a fully diluted basis. The Agreement further provides for the formation of a Joint Venture which is to be granted the exclusive right to manufacture and distribute Event Cardio’s Breastcare DTS TM in China. R. J Capital is to contribute $4 million to the Joint Venture to which Event Cardio is to contribute $1 million for which it will receive a 20% interest. A copy of the press release is filed as Exhibit 99.1.

 The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1 99.1	Proposed Investment Term Sheet Press Release dated March 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2015	EVENT CARDIO GROUP INC.

	By:	/s/ John Bentivoglio
John Bentivoglio
Chief Executive Officer